UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2022
Microvast Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12603 Southwest Freeway, Suite 210
Stafford, Texas 77477
(Address of principal executive offices, including zip code)
281-491-9505
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The NASDAQ Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 21, 2022, Microvast Holdings, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications department (“Nasdaq”). The Notice indicated that, due to the resignation of Mr. Craig Webster from the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company effective April 14, 2022 (in connection with his appointment as the Chief Financial Officer of the Company), the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605. Listing Rule 5605 requires, among other things, that the Audit Committee be comprised of a minimum of three independent directors.

The Notice also indicates that, consistent with Listing Rule 5605(c)(4), Nasdaq is providing the Company with a cure period in order to regain compliance no later than October 11, 2022.

The Notice has no immediate effect on the listing of the Company’s common stock or warrants on The Nasdaq Global Select Market.

As disclosed under Item 5.02 below, the Company announced that Ms. Yeelong Balladon has been appointed to the Board and will fill Mr. Webster’s vacancy on the Audit Committee, effective July 1, 2022. The Board has determined that Ms. Balladon is independent under Listing Rule 5605(a)(2) and that she is eligible and qualified to serve on the Audit Committee. Therefore, the Company believes it will regain compliance with Listing Rule 5605 on July 1, 2022, in connection with Ms. Balladon’s appointment.

This Item 3.01 is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company make a public announcement disclosing the deficiency no later than four business days from the date of the Notice.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On June 26, 2022, the Board of Directors (the “Board”) of Microvast Holdings, Inc. (the “Company”), on the recommendation of the nominating and corporate governance committee of the Board, appointed Yeelong Tan Balladon as a director of the Company, effective July 1, 2022.

As a Class III director, Ms. Balladon will serve an initial term expiring at the Company’s annual meeting of stockholders in 2024. The Board has determined that Ms. Balladon is independent under Nasdaq’s listing standards and applicable law. She has also been appointed as a member of the Company’s nominating and corporate governance and audit committees and as chair of the compensation committee, effective July 1, 2022.

Yeelong Tan Balladon, age 63. Ms. Balladon has served as the lead independent trustee of the board of the Ashmore Funds since 2010 and as lead independent trustee since 2014. The Ashmore Funds is a registered US mutual funds complex dedicated to investing in emerging markets. Ms. Balladon also served as a non-executive director of Pacnet Limited from 2008-2015 and Jasper Investments from 2011 to 2015. Ms. Balladon was an associate and subsequently a partner at Freshfields Bruckhaus Deringer, an international law firm, from 1982 to 1988 and 1994 to 2009. She retired from the partnership in 2009. Ms. Balladon holds an LL.B. from the National University of Singapore and is legally professionally qualified in Singapore, England & Wales and the New York Bar.

Ms. Balladon is qualified to serve on our Board due to her extensive legal and financial experience in finance, banking and mergers and acquisitions, particularly in emerging markets. She is a U.S. citizen and resides in the United States.

Ms. Balladon agreed to serve as a director of Microvast in her personal capacity and not as a representative of Ashmore Group plc or any of its affiliates. There is no arrangement or understanding between Ms. Balladon and any other person pursuant to which she was selected as a director. There are no related party transactions between the Company and Ms. Balladon that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Balladon is eligible to receive compensation in accordance with the Company’s standard non-employee director compensation policy, including eligibility to participate in the Microvast Holdings, Inc. 2021 Equity Incentive Plan. A description of the Company’s historical compensatory arrangement for non-employee directors is set forth under the heading “Director Compensation” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 29, 2021, which may be adjusted by the Board from time to time. The Company expects to enter into an indemnification agreement with Ms. Balladon, the form of which was previously filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K on July 28, 2021.

Resignation of Director

In addition, on June 26, 2022, Craig Webster submitted his resignation from the Board, effective July 1, 2022. His resignation from the Board is in connection with his previously announced appointment as the Company’s Chief Financial Officer and was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. He had previously resigned from his positions as lead independent director and as a member of the audit, compensation and nominating and corporate governance committees upon his appointment as Chief Financial Officer of the Company on April 14, 2022.

Following the appointment of Ms. Balladon and resignation of Mr. Webster, the number of directors serving on the Board will remain fixed at seven.

Item 7.01 Regulation FD Disclosure.

On June 27, 2022, Microvast Holdings, Inc. issued a press release announcing the foregoing changes to the Board. The full text of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 27, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2022	MICROVAST HOLDINGS, INC.

	By:	/s/ Sarah Alexander
	Name:	Sarah Alexander
	Title:	General Counsel & Corporate Secretary